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                                                                     EXHIBIT 5.1

OPINION OF COOLEY GODWARD LLP

                      [LETTERHEAD OF COOLEY GODWARD LLP]


December 23, 1999

Acuson Corporation
1220 Charleston Road
Mountain View, CA 94043

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Acuson Corporation, a Delaware corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the sale by certain selling stockholders of 1,272,541 shares of the Company's common stock (the "Selling Stockholder Shares").

In connection with this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Cooley Godward LLP

By: /s/ Keith A. Flaum
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        Keith A. Flaum